Exhibit 10.1

EXTENSION AND SECOND AMENDING AGREEMENT TO NAME AND LIKENESS AND LICENSE AGREEMENT

This Extension and Second Amending Agreement to Name and Likeness and License Agreement (this “Extension Agreement”) is made to effective as of July 31, 2022 (“Effective Date”), by and between Leeland & Sig LLC d/b/a Stanley Brothers Brand Company, a Colorado limited liability company (“Licensor”), Charlotte's Web, Inc., a Delaware corporation (“CWB”), and Charlotte's Web Holdings, Inc., a British Columbia corporation (“Pubco” and together with CWB, the “Licensees”). Licensor and Licensees shall be referred to herein collectively as the “Parties” and each may be referred to individually as a “Party.”

RECITALS

WHEREAS the Licensor, CWB Holdings, Inc. and Pubco entered into a Name and Likeness and License Agreement dated August 1, 2018 (the “Original Agreement”); and

WHEREAS on August 30, 2018, CWB Holdings, Inc. merged into Stanley Brothers Inc. pursuant to a merger agreement, with the surviving entity changing its name to Charlotte's Web, Inc. and being a wholly-owned subsidiary of Pubco;

WHEREAS the Parties entered into an Amending Agreement to Name and Likeness Agreement effective April 16, 2021 (the “Amending Agreement”) pursuant to which, among other amendments, the term of the Original Agreement was extended to July 31, 2022 (the “Amended Term”); and

WHEREAS the Parties wish to amend the Original Agreement and Amending Agreement to extend the Amended Term;

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed:

article 1 - INTERPRETATION

1.1       Incorporation of Original Agreement and Amending Agreement. This Extension Agreement is supplemental to and shall be read in conjunction with the Original Agreement and the Amending Agreement, and the Original Agreement, the Amending Agreement and this Extension Agreement shall have effect so far as practicable as if all the provisions thereof and hereof were contained in one document.

1.2       Effect on the Original Agreement and the Amending Agreement. Except as specifically amended in this Extension Agreement, the Parties hereby confirm that the Original Agreement and the Amending Agreement, and their terms and conditions, are and shall remain in full force and effect and are hereby ratified. To the extent there is any inconsistency between the Original Agreement, the Amending Agreement and this Extension Agreement, the terms of this Extension Agreement shall prevail and supersede the Original Agreement and the Amending Agreement.

1.3       Defined Terms. All terms used but not defined herein shall find their meaning in the Original Agreement.

article 2 - EFFECTIVE DATE OF AMENDMENTS

2.1       The amendments contained in this Extension Agreement shall become effective as of the Effective Date of this Extension Agreement.

article 3 - AMENDMENTS

 3.1       Section 8(a) of the Original Agreement shall be deleted in its entirety and replaced with the following: “(a)

Term. Unless otherwise terminated in accordance with the provisions of this Section 8, this Agreement shall commence on the Effective Date and shall terminate on August 31, 2022 (the “Term”).”

3.2       Section 3.14 of the Amending Agreement shall be deemed superseded by Section 3.1 of this Extension Agreement.

article 4 - MISCELLANEOUS

4.1       Further Assurances. The Parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Extension Agreement.

4.2       Inurement. This Extension Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their respective successors and permitted assigns.

4.3       Counterparts. This Extension Agreement may be executed in any number of counterparts and delivered by facsimile or electronic mail and all such counterparts taken together shall be deemed to constitute one and the same instrument.

4.4       Whole Agreement; Only Written Amendments. The Original Agreement and the Amending Agreement (as amended hereby) and this Extension Agreement constitute the whole and entire agreement between the Parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof. Any provision of this Extension Agreement may only be amended if the Parties so agree in writing.

4.5       Time. Time is of the essence for all purposes of this Extension Agreement.

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IN WITNESS WHEREOF the Parties have executed this Extension Agreement as of the date first written above.

Licensees:	Licensor:

Charlotte’s Web, Inc. By: /s/ Jacques Tortoroli Name: Jacques Tortoroli Title: CEO, Director	Leeland & Sig LLC d/b/a/ Stanley Brothers Brand Holding Co By: /s/ Jesse Stanley Name: Jesse Stanley Title: Board of Managers

Charlotte’s Web Holdings, Inc. By: /s/ Jacques Tortoroli Name: Jacques Tortoroli Title: CEO, Director